102 South Main Street
                                                           Greenville, SC  29601
                                                                    864.255.4919

Date:                      June 6, 2000

Release Time:              Immediate

                   THE SOUTH FINANCIAL GROUP COMPLETES MERGER
                              WITH ANCHOR FINANCIAL

GREENVILLE, SC - The South Financial Group, Inc. (Nasdaq/NM: TSFG) announced the completion of its merger with Anchor Financial Corporation, effective Tuesday, June 6, 2000. The South Financial Group acquired all the outstanding common shares of Anchor Financial Corporation in exchange for approximately 17,655,000 shares of The South Financial Group common stock, valued at approximately $223 million. Each share of Anchor Financial stock will be exchanged for 2.175 shares of The South Financial Group common stock. This transaction is being accounted for using the pooling-of-interests method of accounting.

Anchor Financial Corporation, the parent of The Anchor Bank, has total assets of approximately $1.2 billion, loans of approximately $873 million, and deposits of approximately $1.0 billion with 33 branch locations in South Carolina and North Carolina. With the completion of the merger, The South Financial Group has total assets of $4.9 billion, loans of approximately $3.4 billion, and deposits of $3.6 billion with 108 branch locations in South Carolina, Florida and North Carolina.

The South Financial Group expects to merge The Anchor Bank into Carolina First Bank in July 2000. Anchor's Chairman, President, and Chief Executive Officer, Stephen L. Chryst, will serve as Chairman and Chief Operating Officer of
Carolina First Bank, the banking subsidiary for the Carolinas. The South Financial Group is on schedule to realize targeted annual cost savings of $14.8 million (pre-tax) or approximately 35% of Anchor Financial's expense base. With the completion of the merger, The South Financial Group becomes the second largest independent bank in the history of South Carolina. Carolina First Bank, when combined with The Anchor Bank, will have the fourth largest deposit market share in South Carolina. It also will have a top 3 market share in South Carolina's fastest- growing counties and a top 5 market share in South Carolina's four leading metropolitan areas.

The South Financial Group, headquartered in Greenville, South Carolina, is a financial services company with $4.9 billion in total assets and 108 branch offices in South Carolina, Florida, and North Carolina. It operates four subsidiary banks:

Carolina First Bank (SC), The Anchor Bank (SC and NC), Citrus Bank (FL), and Carolina First Bank, F.S.B., which offers Bank CaroLine (an Internet bank). Carolina First Bank is the largest South Carolina-based commercial bank. Other subsidiaries include Carolina First Mortgage Company (the second largest mortgage loan servicer in South Carolina), a full service brokerage company, an automobile finance company and a small business investment company that invests principally in bank technology companies. The South Financial Group's common stock trades on the Nasdaq National Market under the symbol TSFG. The South Financial Group's press releases are available by telefax at no charge by calling PR Newswire's Company News On-Call at 800-758-5804, extension 144553. Press releases along with additional information may also be found at The South Financial Group's web site: http://www.thesouthgroup.com.

Certain matters set forth in this news release may contain forward-looking statements that are provided to assist in the understanding of anticipated future financial performance. However, such performance involves risks and uncertainties (including uncertainties relating to the realization of cost savings) that may cause actual results to differ materially from those in such statements. For a discussion of certain factors that may cause such forward-looking statements to differ materially from the Company's actual results, see the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2000.

CONTACTS:
         William S. Hummers III, Executive Vice President, (864) 255-7913 Mary M. Gentry, Treasurer, (864) 255-4919

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